GVI SECURITY SOLUTIONS, INC.
SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT made as of this __ day of December, 2006 between GVI Security Solutions, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Subscriber”).

WHEREAS, the Company desires to issue up to 4,167,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), in a private placement (this “Offering”), at a price of $0.60 per share and on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire the number of shares of Common Stock set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of shares (the “Shares”) of Common Stock as is set forth upon the signature page hereof at a price equal to $0.60 per share, and the Company agrees to sell such Shares to the Subscriber for said purchase price. Subscriber shall pay the purchase price by delivery of a certified or bank check payable to the Company (or by wire transfer of such amount to an account designated by the Company), contemporaneously with the execution and delivery of this Subscription Agreement.

1.2 The Subscriber recognizes that the purchase of Common Stock involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Common Stock; (ii) he may not be able to liquidate his investment; and (iii) transferability of the Common Stock is extremely limited.

1.3  The Subscriber represents and warrants that it is an “accredited investor” as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and that it is able to bear the economic risk of an investment in the Common Stock. Specifically, Subscriber is (check appropriate items(s)):

___
(i) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	(ii) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___
(iii) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

___	(iv) a director or executive officer of the Company;

___	(v) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000;

___
(vi) a natural person who had an individual income (not including his or her spouse’s income) in excess of $200,000 in 2004 and 2005 or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching such income level in 2006;

___
(vii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person having such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks entailed in the purchase of the Shares; or

___
(viii) an entity in which all of the equity owners are Accredited Investors (if this alternative is checked, Subscriber must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor).

1.4 The Subscriber acknowledges that it has prior investment experience, and that Subscriber recognizes the highly speculative nature of this investment.

1.5 The Subscriber acknowledges that it has been furnished by the Company during the course of this transaction with all information regarding the Company that it has requested and; that it has been afforded the opportunity to meet with, ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Offering.

1.6 The Subscriber acknowledges that this Offering may involve tax consequences, and that the Company has not provided tax advice or information to the Subscriber. The Subscriber acknowledges that it must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Common Stock.

1.7 The Subscriber acknowledges that this Offering has not been reviewed by the United States Securities and Exchange Commission (“SEC”) because of the Company’s representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Act. The Subscriber represents that the Shares are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer the Shares unless they are registered under the Act or unless an exemption from such registration is available.

1.8 The Subscriber understands that the Shares have not been registered under the Act. The Subscriber understands that Rule 144 (the “Rule”) promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company is currently a reporting company but makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber agrees that the Company may, if it desires, permit the transfer of the Shares out of Subscriber’s name only when Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws.

1.9 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

1.10 The Subscriber acknowledges that if he is a Registered Representative of an NASD member firm, he must give such firm the notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

II.	REPRESENTATIONS BY THE COMPANY

2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this Offering and on the date of the Closing:

(a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares will have been duly taken and approved.

(c) The Shares have been duly and validly authorized.

III. BACK REGISTRATION RIGHTS

3.1 “Piggyback” Registration Rights. If, at any time before December 31, 2008, the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with a proposed offer and sale of any of its equity securities by it or any of its security holders (other than a registration statement on Form S 4, S 8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Common Stock sold in the Offering. Upon the written request of any holder of the Shares or a transferee of such holder (the “Holder” or, collectively, the “Holders”), within 15 days after receipt of any such notice from the Company, the Company will cause all of the Shares with respect to which a request for inclusion has been received to be included in such registration statement, all to the extent required to permit the sale or other disposition by the prospective seller or sellers of the Shares to be so registered; provided, however, that the Company’s obligations under this Section 3.1 are subject to the contractual rights of any other security holder whose agreement with the Company prior to the date hereof might limit such inclusion; and, provided further that nothing herein shall prevent the Company from abandoning or delaying any registration at any time, or reducing the number of Shares to be included in such registration statement (on a pro rata basis) if the Company, in its sole discretion, determines that such reduction is advisable due to the provisions of Rule 415 under the Act or for any other purpose. If any registration pursuant to this Section 3.1 shall be underwritten in whole or in part, the Company may require that the Shares requested for inclusion pursuant to this Section 3.1 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Holders requesting inclusion in the registration statement shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling stockholders and a lock-up on shares not being sold. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Shares originally covered by a request for registration (the “Requested Stock”) would reduce the number of shares which could be sold by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

The obligation of the Company under this Section 3.1 shall not apply to Shares that at such time are eligible for immediate resale pursuant to Rule 144(k) under the Act.

3.2 Registration Procedures. In connection with any registration statement filed pursuant to Section 3.1, the Company shall:

(a) furnish to the Holders participating in such registration such reasonable number of copies of the prospectus as may be necessary in order to facilitate the public offering of such securities;

(b) use its best efforts to register or qualify the securities covered by such registration statement under the state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in any such jurisdiction;

(c) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(d) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

(e) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

The Company may require each Holder of Shares as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Shares as the Company may from time to time reasonably request in writing.

3.3 Expenses.

(a) With respect to the registration required pursuant to Section 3.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of their own counsel.

(b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 3.3(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

3.4 Indemnification.

(a) The Company will indemnify and hold harmless each Holder of Shares which are included in a registration statement pursuant to the provisions of Section 3.1 hereof, its directors and officers, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act (collectively the “Indemnified Holders”), from and against, and will reimburse such Indemnified Holder with respect to, any and all loss, damage, liability, cost and expense to which such Indemnified Holder may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses is caused by, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Indemnified Holder in writing specifically for use in the preparation thereof.

(b) Each Holder of Shares included in a registration pursuant to the provisions of Section 3.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

(c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 3.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder and will not relieve it from any liability hereunder except to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

3.5 Suspension. The Company may suspend the effectiveness of the registration statement, or, without suspending such effectiveness, instruct the Subscriber that no sales of Shares included in the registration statement may be made if, in the Company’s reasonable judgment, an event or circumstance occurs and is continuing as a result of which such registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the good faith judgment of the Board of Directors of the Company, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (a “Suspension Period”) by providing the Subscriber with written notice of such Suspension Period and the reasons therefor. The Company shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. In addition, the Company shall not be required to keep the registration statement effective, or may without suspending such effectiveness instruct the holders of Shares included in the registration statement not to sell such Shares, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales (“Supplemental Suspension Period”). The Company shall give prompt written notice to Subscriber of the termination of any Suspension Period or Supplemental Suspension Period.

IV.	MISCELLANEOUS

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at 2801 Trade Center Drive, Suite 120, Carollton, Texas 75007, Attn: Joseph Restivo, and to Subscriber at his address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

4.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by each Subscriber, this Subscription Agreement shall become a binding obligation of each Subscriber with respect to the purchase of the Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber	Name of Co-Subscriber
[please print]	[please print]

Address of Subscriber	Address of Co-Subscriber

Social Security or Taxpayer	Social Security or Taxpayer Identification
Identification Number of Subscriber	Number of Co-Subscriber

Purchase Price of Shares Subscribed For

*If Subscriber is a Registered Representative
with an NASD member firm, have the following
acknowledgment signed by the appropriate party:

The undersigned NASD member firm
acknowledges receipt of the notice
required by Rule 3050 of the NASD	Subscription Accepted:
Conduct Rules.
GVI SECURITY SOLUTIONS, INC.

Name of NASD Member Firm	By:
Name: Steven Walin
Title: Chief Executive Officer
By
Authorized Officer